EXHIBIT 10.2

Commercial Establishment Brokerage and Intermediation Agreement

The undersigned, ROLANDO CERVANTES BARRANTES, of legal age, married, Stock Market Broker, resident of San José, bearer of personal identity card number one-four hundred eleven-three hundred seventy seven, acting jointly with Mr. VICTOR OCONITRILLO CONEJO, of legal age, married, bearer of a Master in Business Administration, resident of Tibás, bearer of personal identity card number one-six seven six-zero seventy two, who are judicial and extra-judicial representatives, with the most general faculties, without amount limit, of the company SAMA VALORES (G.S.) SOCIEDAD ANONIMA, with corporate identity number three-one hundred and one             , legally registered in the Mercantile Section of the Public Registry, at volume             , folio                     , hereinafter and for purposes of this contract referred to as “ Sama” and GUSTAVO BARBOZA VEGA, of legal age, single, Public Accountant, resident of San Jose, with personal identity card number:             , in his capacity as General Attorney-in-Fact, with an Amount Limit of two hundred and fifty thousand American Dollars, of PLANETA DORADO, S.A., with corporate identification number:             , legally registered in the Mercantile Section of the Public Registry, at volume             , folio             , entry             , hereinafter and for purposes of this contract referred to as “Planeta”, entered into this commercial establishment brokerage and intermediation agreement, which shall be governed by the following contractual clauses and by the provisions of the Commercial and Civil Codes.

FIRST: PURPOSE: Planeta engages the services of Sama for the latter to render consulting and brokerage services for the sale of all or substantially all of the commercial operation presently carried out by Planeta in its fried chicken restaurant locations. Sama shall be responsible for i) the performance of the corresponding financial analysis to determine the feasibility of the negotiation and valuation of the goods and services offered by Planeta; ii) the direct advice to Planeta as to the best alternatives for the sale and negotiation of the referred chain; iii) to make direct contact with the companies of the relevant market of Planeta, and to negotiate with them directly for the possible sale of the restaurants, both in the national and international market. Subject to Pipasa’s specific instructions not to contact any particular person or entity, Sama may contact any client of Pipasa or of any other national or foreign producer of poultry, provided that it promptly presents to Planeta the terms and conditions offered by the offerers for Planeta to make the final decision as to its adjudication.

For purposes of carrying out this mandate, Sama shall have access to any documentation it reasonably deems necessary, as well as reasonable access to the information systems and to the company’s physical installations, furniture and equipment. It may consult with any of the representatives, managers, advisers and employees of the company when it reasonably deems it necessary.

SECOND: THE FIXED COMMISSION: The fixed commission to pay for the successful intermediation for the sale of all of the fried chicken restaurants is the amount of one hundred thousand dollars (US$100.000,00), currency of the United States of America, which shall be paid at the final closing of the negotiation for the sale of the restaurants.

In the event this intermediation agreement is terminated in advance, due to any cause, without having made the sale of the restaurants, no commission shall be owed to Sama for the referred intermediation, except for the reimbursement of any reasonable, actual, out of pocket expense it may have incurred due to this agreement, potentially including , without limitation, travel expenses, representation expenses, hiring of people, consulting services, and any other expense that the parties may reasonably deem proper.

THIRD: MINIMUM SALE PRICE: It is agreed that the minimum, proposed sale price of the restaurants shall not be less than, and could be more than, two million dollars, currency of the United States of America (US$2.000.000,00), and Planeta shall have the exclusive criterion and decision as to the determination of the terms and conditions of the sale, which shall be presented to Planeta for final approval.

FOURTH: AS TO THE EXCLUSIVITY NATURE ON OTHER INTERMEDIARIES AND AS TO THE TERM: Planeta grants Sama the exclusivity of this engagement for the term of three months counted from this date. During the term of this agreement, Planeta shall not contact any other intermediary with the same purpose of this contracting.

In witness whereof, we sign in San José, on the 21st day of October of two thousand five.

Víctor Oconitrillo Conejo	Rolando Cervantes Barrantes
Sama Valores (GS) Sociedad Anónima

Gustavo Barboza Vega
Planeta Dorado, S.A.